UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2019, Ocean Power Technologies, Inc. (the “Company”) signed two new contracts (together, the “EGP Agreements”) with subsidiaries of Enel Green Power S.p.A. (“EGP”), part of the Enel Group, a multinational energy company and global integrated electricity and gas operator. The combined value of the contracts could exceed approximately $1.9 million (if certain options are exercised by EGP) and includes the sale of an PB3 PowerBuoy® and the development and supply of a turn-key integrated Open Sea Lab (“OSL”) that will be OPT’s first deployment off the coast of Chile. Payments are to be made in installments based on achievement of certain milestones specified in the EGP Agreements.

The first contract with Empresa Electrica Panguipulli S.A., a subsidiary of EGP, provides for the supply of a PB3 PowerBuoy® along with associated mooring system, and will provide turn-key system deployment off the coast of Las Cruces, Chile as an autonomous offshore platform powering a suite of oceanographic sensors and transmitting real-time data back to land. The scope of the agreement is in support of the Marine Energy Research and Innovation Center Project, an initiative that aims to diversify Chile’s energetic matrix and to convert Chile into a world reference in the development of marine renewable energies. The buoy is to be delivered within 28 weeks of the execution of the contract and the Company is subject to penalties if there is a delay.

The second contract with Enel Green Power Chile Limitada S.A., a subsidiary of EGP, calls for the Company to develop and supply a turn-key integrated OSL. The OSL encompasses a sensor suite to be powered by the PB3 PowerBuoy®, as well as an integrated shore-based wave radar system. The sensor suite will comprise of an Acoustic Doppler Current Profiler, a device which is used to measure water current velocities over a depth range, water sensors, and mooring load sensors. The design and buildout of the OSL will be spearheaded by Company’s Innovation and Support Services. Deployment of the OSL is expected in the first half of 2020. Performance under this agreement is supported by a standby letter of credit. The OSL is to be delivered within 28 weeks of the execution of the contract and the Company is subject to penalties if there is a delay.

The EGP Agreements include a number of other standard contract terms and conditions, including without limitation, provisions relating to confidentiality, environment, health and safety, inspection and testing, warranties, indemnities and limit of liabilities, and risk of loss and insurance.

Item 8.01	Other Events.

On September 19, 2019, the Company issued a press release announcing the execution of the EGP Agreements. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1 Supply and Service Contract between the Company and Empresa Electrica Panguipulli S.A. dated September 19, 2019.++

*10.2 Supply and Service Contract between the Company and Enel Green Power Chile LTDA dated September 19, 2019.++

*99.1 Press release dated September 19, 2019 announcing the EGP Agreements.

* Filed herewith.
++ Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: September 23, 2019	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer

Exhibit Index

*10.1	Supply and Service Contract between the Company and Empresa Electrica Panguipulli S.A. dated September 19, 2019.++

*10.2	Supply and Service Contract between the Company and Enel Green Power Chile LTDA dated September 19, 2019.++

*99.1	Press release dated September 19, 2019 announcing the EGP Agreements.

* Filed herewith.

++ Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.